Exhibit 99.1

Vonage Holdings Corp. Reports Third Quarter 2006 Results

—Revenue More Than Doubles to $161 Million From a Year Ago—
—Eighteenth Consecutive Quarter of Sequential Double-Digit Revenue Growth—
—GAAP Net Loss Narrows Year-over-Year to $62 Million—

Holmdel, NJ, October 31, 2006 — Vonage Holdings Corp. (NYSE: VG), a leading provider of broadband telephone service, today announced results for the quarter ended September 30, 2006. Revenue for the quarter was a record $161 million, up 12% sequentially, and up 118% from the year-ago quarter.  Non-GAAP adjusted loss from operations1 was $53 million in the quarter, down 12% from the prior quarter and down 18% from the year-ago quarter.  Net loss for the quarter was $62 million, or $0.40 per share, an improvement of 16% from a net loss of $74 million, or $1.16 per share, in the prior quarter and from $66 million last year.

Vonage added nearly one million net subscriber lines over the past twelve months, including 204,591 in the third quarter.  This marks the seventh consecutive quarter of more than 200,000 net subscriber line additions.  Vonage finished the quarter with 2,057,844 lines in service, an increase of 11% sequentially and 94% above the year-ago level.

Mike Snyder, Vonage CEO, said, “Our results this quarter provide further evidence of our continued progress toward achieving profitability.  For the first time in Vonage’s history, GAAP net loss narrowed year-over-year.  In addition, for the second consecutive quarter, we narrowed our net loss by aggressively managing direct costs and achieving scale benefits due to growth in our subscriber base.  Direct margin2 percentage improved to a record 64% and adjusted loss from operations1 declined 12% from the prior quarter even as we continued to invest in customer care and marketing to achieve strong growth.”

“Over the recent months, our highest priority has been to achieve meaningful and sustainable improvements in customer care.   We dedicated significant financial and human resources to enhancing processes, adding staff and improving training methodologies.  As a result, we have seen marked improvements in most service metrics, including call abandonment rates, first call resolution and overall customer satisfaction.  While churn was higher in the third quarter, as anticipated, improvements in customer care performance led to an improvement in churn to 2.4% for the month of September.”

Mr. Snyder added, “We are clearly making progress against many of the goals we outlined last quarter and continue to focus on achieving profitable growth and operating efficiencies.  Based on our current outlook, we continue to anticipate that we will generate adjusted operating profits as early as the first quarter 2008.”

Third Quarter 2006 Financial and Operating Highlights

Third quarter 2006 revenue grew to $161 million, a 12% increase from $143 million in the second quarter 2006 and up 118% from $74 million in the year-ago quarter.   The sequential growth was driven primarily by the growth in subscriber lines while year-over-year revenue growth resulted from subscriber line growth and increases in average monthly revenue per line.

Total subscriber lines were 2,057,844 at September 30, 2006, versus 1,853,253 at June 30, 2006 and 1,061,786 at September 30, 2005.

Average monthly telephony services revenue per line for the quarter was flat sequentially at $26.33 and up $1.49 from the third quarter 2005.  On a year-over-year basis, positive shifts in customer mix to premium calling plans and the introduction of an Emergency 911 Cost Recovery fee contributed to a 6% net improvement in average monthly telephony services revenue per line.

The Company continues to improve its operating leverage and benefit from scale.  Direct margin2 as a percentage of revenues increased to 64% in the third quarter 2006 versus 62% in the second quarter 2006 and 54% in the year-ago quarter.  Direct cost of telephony services fell $0.66 sequentially to $6.86 on a per line basis and declined $1.70 from $8.56 in the year-ago quarter.  Adjusted selling, general and administrative expense (“adjusted SG&A”)3 remained flat quarter over quarter at 40% of revenues, even as the Company invested in customer care and recorded legal costs related to litigation.  On a year-over-year basis, adjusted SG&A declined significantly from 61% of revenue in the third quarter 2005.

During the third quarter 2006, the Company continued to pursue its strategy of investing in marketing for customer acquisition, retention and brand building. Total marketing costs were 57% of revenues, or $91 million, in the third quarter 2006 versus 63% of revenues, or $90 million, in the second quarter 2006 and 80% of revenues, or $59 million, in the year-ago quarter.  Marketing costs per gross subscriber line addition were $254 for the third quarter 2006, an increase of 6% from the second quarter 2006.

Average monthly customer churn increased to 2.6%, up from 2.3% in both the second quarter 2006 and the year-ago quarter.  The increase is attributable in part to the rapid growth in subscriber lines throughout 2006 and resulting impact on customer care.

Pre-marketing operating income1, which is a measure of the cash flow from the Company’s existing customer base, was $50 million in the third quarter 2006, up from $40 million sequentially and $2 million in the third quarter 2005.

GAAP net loss for the third quarter 2006 was $62 million, or $0.40 per share, down from $74 million, or $1.16 per share, in the second quarter and from $66 million last year.  This is the second consecutive quarter of narrowing losses and the first ever on a year-over-year basis for the Company.

Adjusted loss from operations1 was $53 million in the third quarter 2006 versus $60 million in the second quarter and $64 million in the third quarter 2005.

Guidance

The Company is reaffirming guidance on the following metrics:

• Fiscal Year 2006 Total Revenue (in millions):	$600 to $615
• Fiscal Year 2006 Marketing Expense (in millions):	$360 to $380
• Second Half 2006 Direct Margin[2] (% of Total Revenue):	62% to 65%
• Second Half 2006 Adjusted SG&A3 (% of Total Revenue):	39% to 41%
• Positive Adjusted Operating Income[1]	As early as First Quarter 2008

The Company is updating subscriber line guidance:

• Fiscal Year 2006 Ending Subscriber Lines (in millions):	2.2 to 2.3

(1)                                  This is a non-GAAP financial measure.  Refer below to Table 3, Reconciliation of GAAP Loss from Operations to Adjusted Loss from Operations and Pre-Marketing Operating Income.

(2)                                  Direct margin is defined as operating revenues less direct costs.

(3)                                  This is a non-GAAP financial measure.  Refer below to Table 4, Reconciliation of GAAP SG&A to Adjusted SG&A.

Use of Non-GAAP Financial Measures

This press release, including the selected financial information to follow, includes the following measures defined as non-GAAP financial measures by the Securities and Exchange Commission: adjusted SG&A, adjusted loss from operations and pre-marketing operating income.

Vonage uses adjusted loss from operations, pre-marketing operating income and adjusted SG&A as principal indicators of the operating performance of our business. We believe that adjusted loss from operations permits a comparative assessment of our operating performance, relative to our performance based on our GAAP results, while isolating the effects of depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance, and of non-cash stock compensation expense, which is a non-cash expense that also varies from period to period. Further, non-cash stock compensation is included in our results of operations for periods beginning January 1, 2006 but is excluded from prior periods, which makes comparisons with prior periods more difficult. In addition, as we are currently growing both our revenue and customer base and enhancing the awareness of our brand, we have chosen to invest significant amounts on our marketing activities, and we intend to continue to do so.  A portion of our marketing expense, however, is necessary to retain our existing subscriber base due to churn.  Adjusted SG&A permits a comparative assessment of our SG&A expenses by excluding non-cash stock compensation expense.

Given that this strategy currently results in operating losses, we believe that pre-marketing operating income is an important metric to evaluate the profitability of the existing customer base to justify the level of continued investment in growing that customer base. We provide information relating to our adjusted loss from operations and pre-marketing operating income so that investors have the same data that we employ in assessing our overall operations. We believe that trends in our total adjusted loss from operations and pre-marketing operating income are valuable indicators of the operating performance of our company on a consolidated basis and of our ability to produce operating cash flow to fund working capital needs, to service debt obligations and to fund capital expenditures.

Adjusted loss from operations, pre-marketing operating income and adjusted SG&A as used by us may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Vonage defines adjusted SG&A as GAAP selling, general and administrative expense less non-cash stock compensation expense.

Vonage defines adjusted loss from operations as GAAP loss from operations less depreciation and amortization and non-cash stock compensation expense.

Vonage defines pre-marketing operating income as GAAP loss from operations excluding customer equipment and shipping revenue less direct cost of goods sold, depreciation and amortization, marketing and non-cash stock compensation expense.

Conference Call and Webcast

Vonage will hold a conference call on October 31, 2006 at 10:00 AM ET to discuss operating and financial results. The call will be simultaneously webcast and accessible via Vonage’s Investor Relations website at http://ir.vonage.com. Afterwards, a replay of the call will be available on Vonage’s Investor Relations website shortly following the webcast for two weeks and will then be archived.

VONAGE HOLDINGS CORP.

TABLE 1. SUMMARY CONSOLIDATED FINANCIAL DATA

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Statement of Operations Data:	(unaudited)
Operating Revenues:
Telephony services	$154,487	$71,158	$402,781	$167,280
Customer equipment and shipping	6,235	2,713	20,202	6,736
	160,722	73,871	422,983	174,016

Operating Expenses:
Direct cost of telephony services (excluding depreciation and amortization of $3,022, $2,025, $8,707 and $4,405, respectively)	40,272	24,514	116,802	54,341
Direct cost of goods sold	16,934	9,622	50,561	30,451
Selling, general and administrative	72,052	45,030	191,036	98,808
Marketing	91,316	58,906	269,768	176,279
Depreciation and amortization	5,946	3,150	16,645	7,026
	226,520	141,222	644,812	366,905

Loss from operations	(65,798)	(67,351)	(221,829)	(192,889)

Other Income (Expense)	3,614	1,356	349	3,269

Loss before income tax benefit	(62,184)	(65,995)	(221,480)	(189,620)

Net loss	$(62,184)	$(65,995)	$(221,480)	$(189,620)

Net loss per common share:
Basic and diluted	$(0.40)	$(47.79)	$(2.99)	$(138.11)

Weighted-average common shares outstanding:
Basic and diluted	154,775	1,381	73,955	1,373

Statement of Cash Flow Data:
Net cash used in operating activities			$(160,692)	$(131,155)
Net cash used in investing activities			(297,200)	(64,914)
Net cash provided by financing activities			479,349	195,994

			Sep 30,	Dec 31,
			2006	2005
Balance Sheet Data (at period end):			(unaudited)
Cash, cash equivalents and marketable securities			$544,330	$266,379
Property and equipment, net of accumulated depreciation			123,523	103,638
Total assets			788,911	446,882
Convertible notes, net			253,420	247,958
Capital lease obligations			24,489	22,431
Total liabilities			495,927	426,940
Total redeemable preferred stock			—	388,427
Total stockholders’ equity (deficit)			292,984	(368,485)

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED FINANCIAL DATA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(unaudited)
Operating and Other Data:
Gross subscriber line additions	359,148	282,176	1,158,044	824,609
Net subscriber line additions	204,591	213,937	788,806	671,220
Subscriber lines (at period end)	2,057,844	1,061,786	2,057,844	1,061,786
Average monthly customer churn	2.6%	2.3%	2.4%	2.1%
Average monthly revenue per line	$27.40	$25.79	$28.25	$26.63
Average monthly telephony services revenue per line	$26.33	$24.84	$26.90	$25.60
Average monthly direct cost of telephony services per line	$6.86	$8.56	$7.80	$8.31
Marketing costs per gross subscriber line addition	$254.26	$208.76	$232.95	$213.77
Employees (excluding temporary help) (at period end)	1,675	1,393	1,675	1,393
CPE Subsidy	$29.79	$24.48	$26.22	$28.76
Direct margin as a % of total revenue	64.4%	53.8%	60.4%	51.3%
Adjusted SG&A as a % of total revenue	40.3%	61.0%	40.4%	56.8%

VONAGE HOLDINGS CORP.

TABLE 3.  RECONCILIATION OF GAAP LOSS FROM OPERATIONS TO ADJUSTED

LOSS FROM OPERATIONS AND PRE-MARKETING OPERATING INCOME

(Dollars in thousands)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2006	2005	2006	2006	2005
Reconciliation of Loss from Operations to Adjusted Loss from Operations and Pre-Marketing Operating Income:
Loss from operations	$(65,798)	$(67,351)	$(73,628)	$(221,829)	$(192,889)
Depreciation and amortization	5,946	3,150	5,740	16,645	7,026
Non-cash stock compensation	7,338	—	8,190	19,980	—
Adjusted loss from operations	(52,514)	(64,201)	(59,698)	(185,204)	(185,863)
Marketing	91,316	58,906	90,164	269,768	176,279
Customer equipment and shipping	(6,235)	(2,713)	(6,742)	(20,202)	(6,736)
Direct cost of goods sold	16,934	9,622	16,047	50,561	30,451
Pre-marketing operating income	$49,501	$1,614	$39,771	$114,923	$14,131
As a % of telephony services revenue	32.0%	2.3%	29.1%	28.5%	8.4%

VONAGE HOLDINGS CORP.

TABLE 4.  RECONCILIATION OF GAAP SG&A TO ADJUSTED SG&A

(Dollars in thousands)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2006	2005	2006	2006	2005

Reconciliation of SG&A to Adjusted SG&A
Selling, General and Administrative	$72,052	$45,030	$66,109	$191,036	$98,808
Non-cash stock compensation	(7,338)	—	(8,190)	(19,980)	—
Adjusted SG&A	$64,714	$45,030	$57,919	$171,056	$98,808
Adjusted SG&A as a % of total revenue	40.3%	61.0%	40.4%	40.4%	56.8%

Safe Harbor Statement

This press release contains forward-looking statements on subscriber lines, total revenue, marketing expense, direct margin, adjusted SG&A and adjusted operating income. In addition, statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management’s belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to, our history of net operating losses and our need for cash to finance our growth; the competition we face; our dependence on our customers’ existing broadband connections; differences between our service and traditional phone services, including our 911 service; uncertainties relating to regulation of VoIP services; system disruptions or flaws in our technology; our ability to manage our growth; the risk that VoIP does not gain broader acceptance; and other factors described in the “Risk Factors” section of our registration statement on Form S-1, as amended, and in our subsequent periodic reports filed with the SEC.  While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

About Vonage

Vonage (NYSE: VG) is a leading provider of broadband telephone services with over two million subscriber lines. Our award-winning technology enables anyone to make and receive phone calls with a touch tone telephone almost anywhere a broadband Internet connection is available. We offer feature-rich and cost-effective communication services that offer users an experience similar to traditional telephone services.

Our Residential Premium Unlimited and Small Business Unlimited calling plans offer consumers unlimited local and long distance calling, and popular features like call waiting, call forwarding and voicemail — for one low, flat monthly rate. Vonage’s service is sold on the web and through national retailers including Best Buy, Circuit City, Wal-Mart Stores Inc. and Target and is available to customers in the U.S., Canada and the United Kingdom. For more information about Vonage’s products and services, please visit www.vonage.com.

Vonage Holdings Corp. is headquartered in Holmdel, New Jersey. Vonage(R) is a registered trademark of Vonage Marketing Inc., a subsidiary of Vonage Holdings Corp.

Vonage Investor Contacts:	Vonage Media Contact:

Craig Streem 732.203.7887 craig.streem@vonage.com	Mitchell Slepian 732.528.2677 mitchell.slepian@vonage.com

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